As filed with the Securities and Exchange Commission on July 24, 2020

Registration No. 333-239757

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

TD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4077653
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China 100085

+86 (010) 59441080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC

701 S Carson St Suite #200,

Carson City, NV 89701

1-888-528-2677

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joan Wu Esq.

Hunter Taubman Fischer & Li, LLC

800 Third Avenue, Suite 2800

New York, NY 10022

Tel: (212) 530-2210

Facsimile: (212) 202-6380

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Stock, par value $0.001 per share (1)	(2)		(3)
Preferred Stock, par value $0.001 per share (1)	(2)		(3)
Debt Securities (1)	(2)		(3)
Warrants (1)	(2)		(3)
Rights (1)	(2)		(3)
Units (1)	(2)		(3)
Total Primary Offering (4)				$100,000,000	$12,980
Secondary Offering	(6)		(7)
Common Stock, par value $0.001 per share, issuable upon exercise of warrants (5)(8)	1,680,000		$2.20	$3,696,000	$480
Common Stock, par value $0.001 per share, issuable upon exercise of warrants (5)(8)	1,080,000		$1.32	$1,425,600	$185
Total Secondary Offering	2,760,000	$	N/A	$5,121,600	$665
Total				$105,121,600	$13,645

(1)	With respect to the securities issuable in the primary offering, the securities being registered consist of such indeterminate number of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of units, and such indeterminate principal amount of debt securities, as may be determined from time to time at indeterminate prices. The securities registered for the primary offering also include such indeterminate number of common stock and preferred stock and such indeterminate principal amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In no event will the aggregate maximum offering price of all securities issued in the primary offering pursuant to this registration statement exceed $100,000,000, or, if any debt securities are issued at an original issue discount, such greater amount as will result in an aggregate initial offering price of $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder in the primary offering.

(2)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(3)	With respect to the primary offering, the proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities act of 1933, as amended.

(5)	As described in greater detail in the prospectus contained in this registration statement, the shares of common stock to be offered for resale by selling stockholders include an aggregate of 2,760,000 shares of common stock underlying warrants to purchase common stock issued to the selling stockholders in connection with private transactions.

(6)	All shares registered pursuant to the Secondary Offering of this registration statement are to be offered for resale by the Selling Stockholders (defined below). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock, $0.001 par value per share, issued to prevent dilution resulting from stock splits, stock dividends or similar events. No additional consideration will be received for such additional number of shares of common stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(7)	Calculated pursuant to Rule 457(g) under the Securities Act.

(8)	Relates to the shares of common stock underlying the common stock purchase warrants, if such warrants are exercised for cash. If such warrants are exercised on a cashless basis, then the underlying shares of common stock shall be covered by the registration fee in respect of the common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-239757) (the “Registration Statement”) of TD Holdings, Inc. (the “Company”) is being filed to include the following which were inadvertently omitted in the initial filing of the Registration Statement: (1) the Company’s most recent stock price on the cover page of this Amendment; (2) the Statement of Eligibility of Trustee on Form T-1 as Exhibit 25.1 to this Amendment; and (3) the incorporation by reference of the Company’s quarterly report on Form 10-Q for the period ended March 31, 2020.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	DATED JULY 24, 2020

PROSPECTUS

TD Holdings, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

2,760,000 Shares of Common Stock underlying Warrants Offered by Selling Stockholders

We may offer to the public from time to time in one or more series or issuances of common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, debt securities consisting of debentures, notes or other evidences of indebtedness, units consisting of a combination of the foregoing securities, or any combination of these securities

Selling Stockholders may also offer up to an aggregate of 2,760,000 shares underlying Warrants (the “Warrants”) currently held by such Selling Stockholders as follows: (a) 1,680,000 shares of Common Stock issuable upon exercise of the Company’s common stock purchase warrants first issued on April 11, 2019, and later amended on May 23, 2019 and August 30, 2019 (the “April Warrants”); and (b) 1,080,000 shares of Common Stock issuable upon exercise of the Company’s common stock purchase warrants issued on May 20, 2019 (the “May Warrants”), of TD Holdings, Inc. (the “Company”, “we”, “us” or “our”). The holders of the Warrants are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders.” Each of the April Warrants is exercisable for one share of Common Stock at an exercise price of $2.20 per share, and each of the May Warrants is exercisable for one share of Common Stock at an exercise price of $1.32 per share.

This prospectus also covers any additional shares of Common Stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Warrants issued to the Selling Stockholders by reason of stock splits, stock dividends, and other events described therein.

The securities may be sold by us or the Selling Stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. The Selling Stockholders identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the Warrants issuable from time to time upon exercise of the Warrants, through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale, see the section entitled “Plan of Distribution” on page 8. For a list of the Selling Stockholders, see the section entitled “Selling Stockholders” on page 6.

The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their shares of Common Stock hereunder following the effective date of this registration statement.

We are registering the Warrants on behalf of the Selling Stockholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of the shares of Common Stock underlying the Warrants, we may receive up to $2.20 per share upon the cash exercise of each of the April Warrants and up to $1.32 per share upon the cash exercise of each of the May Warrants. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Warrants. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale the Warrants.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “GLG.” On July 23, 2020, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $2.72 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates is approximately $164.13 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the Warrants may be offered and sold. If necessary, the specific manner in which the Warrants may be offered and sold will be described in a supplement to this prospectus.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 6 and in the documents which are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $100,000,000 and the Selling Stockholders may offer from time to time up to an aggregate of 2,760,000 shares of Common Stock issuable upon the exercise of the Warrant. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “TD Holdings,” “Company,” “we,” “our” and “us” refer to TD Holdings, Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

TD Holdings, Inc., (formerly known as Bat Group, Inc.) has become a used luxurious car leasing business as well as a commodities trading business operating in China since the disposition of its direct loans, loan guarantees and financial leasing services to small-to-medium sized businesses, farmers and individuals (the “Micro-lending Business”) in July 2018. Our current operations consist of leasing of luxurious pre-owned automobiles and operation of a non-ferrous metal commodities trading business.

The Company operates a luxurious car business that is conducted under the brand name “Batcar” through the Company’s VIE entity, Beijing Tianxing Kunlun Technology Co. Ltd (“Beijing Tianxing”), from its headquarters in Beijing. The Company also conducts a commodities trading business via its other VIE entity, Shenzhen Huamucheng Trading Co., Ltd. (“Huamucheng”).

Our Business

Used Luxurious Car Leasing Business

During the twelve months ended December 31, 2019, the Company, through Beijing Tianxing, offers our customers the opportunity to rent luxurious pre-owned automobiles in Beijing, Shanghai, Zhejiang and Chengdu, China. Currently the Company has eleven used luxurious cars with net book value of approximately US$ 2.43 million. To determine the model of vehicles to be purchased, we collect data related to customers’ demands and preferences through sales and online promotions. Our professional procurement personnel will then compare models of vehicles offered by different sellers. The decision to purchase a specific vehicle is based on a number of considerations including time of delivery, vehicle condition, vehicle safety feature, mileage, repairing and maintenance history, accidents history, market scarcity, and etc. For the years ended December 31, 2019 and 2018, the Company earned income from operating lease of $1,830,148 and $488,062, respectively.

Commodities Trading Business

In order to diversify the Company’s business, on November 22, 2019, the Company’s indirectly   wholly owned subsidiary Hao Limo Technology (Beijing) Co., Ltd. (“Hao Limo”) entered into a series of agreements (the “Huamucheng VIE Agreements”) with Huamucheng and the shareholders of Huamucheng who collectively hold 100% of Huamucheng.

Through Huamucheng’s VIE structure, the Company launched its commodities trading operations. Huamucheng focuses on trading of non-ferrous metal commodities such as aluminum, copper, silver, and gold, and is striving to become an emerging platform in the non-ferrous metal e-commerce industry by offering all participants in the non-ferrous metal e-commerce industry a seamless, one-stop transaction experience. In connection with the commodity trading business, the Company primarily generates revenues from sales of commodities products and providing of supply chain management services such as loan recommendation and distribution services to customers in the PRC.

In December 2019, the Company generated revenue of $100,427 from commodities trading business and $562,586 from supply chain management services (including loan recommendation service fee of $323,623 and distribution service fee of $238,963), respectively.

Our Services

Used Luxurious Car Leasing Business

Renting Service

We rent our luxurious cars to both our individual and corporate customers from our stores in Beijing, Shanghai, Zhejiang and Chengdu. The rental price varies based on the rental term which ranges from one day to one month; the longer the rental term, the cheaper the price. The daily rental price is the highest, while the average weekly rental prices and average monthly rental prices are 10% to 20% and 20% to 30% cheaper, respectively, than that of the daily rental price.

Customers can confirm the time and place for vehicle delivery and rental term via SMS messages, phone calls or face-to-face communication with our sales personnel, as well as through our website and WeChat Applet. Our sales personnel will then deliver the vehicle to the customers as designated. The customer, before signing the car rental agreement, will inspect the vehicle in person and pay the rent along with the deposit with their credit card, Wechat Pay or Alipay. The customer is responsible for the gas, toll, and any other expenses related to the use of the vehicle during the rental term.

Our operations for our luxury vehicle leasing business consists of the following 7 steps:

1)	Pre-lease Preparation: Our asset management personnel are regularly scheduled to conduct comprehensive inspections, repairs, maintenance, and cleaning of the vehicles.

2)	Lease Preparation: Our sales personnel will introduce to the customer in detail information regarding our car rental conditions, price, distance and time limit, required procedures, the main contents of the rental contract terms, other rental instructions, and related services.

3)	Paperwork Preparation: Individual customers are required to provide their original identification card, driver’s license, and house or land ownership certificate. Corporate customers are required to provide their company’s business license, enterprise organization code certificate, and the legal person’s power of attorney and driver’s license.

4)	Signing the Contract: Before signing the contract, our personnel will repeat to the customer material terms of the rental contract. After filling in the vehicle’s information and other rental terms, the customer will be required to enter their personal information and sign the contract.

5)	Rent and Deposit Prepayment: The prepayment of rental fees and the deposit must be paid by the customer prior to renting the vehicle. The amount of the prepayment is determined by the rental duration and price of the vehicle.

6)	Delivery Inspection: When the vehicle is delivered to the customer, the sales personnel will hand over the vehicle key, instructions, and other accessories such as data cables and mobile phone holders. The sales personnel will then guide the customer through a thorough vehicle inspection including the exterior, steering system, braking system, lubrication system, coolant, tires, and lights. After the vehicle inspection is completed, the customer will be asked to fill in an inspection form, of which both the customer and the sales department will retain a copy.

7)	Guidance on Operating the Luxury Vehicle: The sales personnel will explain the operation of the luxury vehicle to the customer according to its performance and characteristics so as to mitigate any damage caused by mishandling. Customers will also be reminded to keep their communications open at all times during the rental period.

Car Pooling Service with Peer Companies

In addition to directly renting to customers, we also rent to other auto rental companies in a similar fashion but at a discounted rate. We and our peer companies have formed a vehicle pool consisting of all available pre-owned vehicles. In the scenario where a customer places a rental order with a company which does not currently have the requested vehicle in stock, another company in the vehicle pool possessing the requested vehicle will rent it to the company at a discounted price upon its request.

Commodities Trading Business

Business Model

We source bulk commodity from non-ferrous metal mines or its designated distributors and sell to manufactures who need these metals in large quantities. We work with many upstream suppliers in the sourcing of commodities. Suppliers we source from include various metal and mineral suppliers such as Kunsteel Group, Baosteel Group, Aluminum Corporate of China Limited, Yunnan Benyuan, Yunnan Tin, and Shanghai Copper. Potential customers include large infrastructure companies such as China National Electricity, Datang Power, China Aluminum Foshan International Trade, Tooke Investment (China), CSSC International Trade Co., Ltd., Shenye Group, and Keliyuan.

The Company has entered into a Warehousing Agreement with Foshan Nanchu to designate it as the Company’s warehouse. The Company’s criteria for choosing its warehouse is based primarily on the convenience of its location for transportation, which is highly conducive to the transportation of non-ferrous metal commodities, and secondarily based on its storage price.

Our inventory management procedure involves (1) an Application for Storage, (2) Storage of the Commodities, (3) an Application for Shipment, and (4) Shipment of Commodities, which are further described below.

1)	Application for Storage

○	The upstream suppliers apply for storage with the Company’s leased warehouse center upon the sale of commodities to the Company. The application requires information including the commodities’ production company, brand, specifications, weight, quantity, and storage time.

2)	Storage of the Commodities

○	Upon the arrival of the commodities at the warehouse, the warehouse checks and accepts the commodities according to the delivery instructions provided by the transportation company, ensuring that the delivery instructions, storage application, and the delivered commodities are all consistent.

○	Upon acceptance, the warehouse scans and places the commodities into sorted storage. The warehouse then issues a certificate of inspection, which includes information such as the brand name, specifications, weight, quantity, packaging information, arrival time, storage location and other information of the received commodities. The certificate of inspection is then signed and stamped by the delivery driver, the warehouse manager, and the warehouse. Four copies of the certificate of inspection are made, two of which are provided to the transportation company and the supplier.

3)	Application for Shipment

○	The downstream customers apply for shipment with the warehouse upon the purchase of Commodities from the Company. The application requires information including the production company, brand, specifications, weight, quantity, delivery time, and storage location number.

○	The downstream customers also fill in a delivery entrustment letter, including the name of the delivery company, the name of the delivery person, his or her ID number, the delivery vehicle’s license plate number, the time, quantity, and information regarding the warehouse for delivery.

4)	Shipment of Commodities

○	The warehouse prepares the commodities in advance according to the pick-up time and the Application for Shipment.

○	Upon arrival of the pick-up driver at the warehouse, the Company reviews the identity of the pick-up driver according to the delivery entrustment letter.

○	Upon completing the loading of the commodities for shipment, the warehouse issues a certificate of sale, which includes information such as the brand name, specifications, weight, quantity, delivery time, and storage location number. The pick-up driver, warehouse manager, and the warehouse signs and stamps the certificate of sale. Four copies of the certificate of sale are made, two of which are provided to the transportation company and the customer.

Distribution Services

We offer a distribution service to bulk suppliers of precious metals by acting as a sales intermediary, procuring small to medium-sized buyers through our own professional sales team and channels and distributing to them the bulk precious metals of the suppliers. Upon the execution of a purchase order from our sourced buyers, we charge the suppliers with a commission fee ranging from 1% to 1.5% of the distribution order, depending on the size of the order. In December 2019, the Company generated revenue of $238,963 from its distribution services.

Loan Recommendation and Referral Services

We offer to our downstream customers who require additional funding for the purchase of precious metals recommendations and referrals to third-party licensed financial institutions and small credit providers while assuming no credit risks ourselves. When our recommendation and referrals are accepted and our downstream customers proceed with the loan, we charge our downstream customers between 2% to 5% of the loan principal as our referral fee. In December 2019, the Company generated revenue of $323,623 from its loan recommendation services.

About THE SECONDARY Offering

The secondary offering of this prospectus relates to the offer and resale by the Selling Stockholders of an aggregate of 2,760,000 shares of Common Stock issuable upon the exercise of the Warrants. All of the shares of Common Stock underlying the Warrants, when sold, will be sold by the Selling Stockholders. The Selling Stockholders may sell the shares of Common Stock underlying the Warrants from time to time at prevailing market prices or at privately negotiated prices.

Common Stock underlying Warrants Offered by the Selling Stockholders:	2,760,000 shares of common stock.

Common Stock Outstanding at July 23, 2020:	68,677,088 (1)

Use of Proceeds:	While we will not receive any proceeds from the sale of the shares of Common Stock underlying the Warrants offered by this prospectus by the Selling Stockholders, we may receive cash proceeds of up to $4,830,000 from the cash exercise of the Warrants, as each of the April Warrants have an exercise price of $2.20 per share and each of the May Warrants have an exercise price of $1.32 per share and collectively, such Warrants are exercisable into an aggregate of 2,760,000 shares of our Common Stock.

Risk Factors:	An investment in the Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 6 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol:	GLG

(1)	The number of shares of our Common Stock outstanding prior to and that will be outstanding after this offering excludes all Warrants outstanding or issuable in connection with this offering.

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

SELLING STOCKHOLDERS

The table below lists the Selling Stockholders and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Stockholders. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” includes any shares of Common Stock as to which the Selling Stockholders have sole or shared voting power or investment power and any shares of Common Stock that the Selling Stockholders have the right to acquire within sixty (60) days (including shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock that are currently exercisable or exercisable within sixty (60) days).

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership as of July 23, 2020. The second column also assumes the exercise of all of the Warrants held by the Selling Stockholders as of July 23, 2020, without regard to any limitations on exercise described in this prospectus or in the Warrants.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

This prospectus covers the resale of all of the shares of Common Stock issuable upon exercise of the Warrants that are held by the Selling Stockholders. The Selling Stockholders can offer all, some or none of their shares of Common Stock, thus we have no way of determining the number of the shares of Common Stock underlying Warrants that will be held after this offering. Therefore, the fourth and fifth columns assume that the Selling Stockholders will sell all of the shares of Common Stock issuable upon exercise of the Warrants which are covered by this prospectus. See “Plan of Distribution.”

	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (1)	Percentage Beneficially Owned After Offering (1)
Hudson Bay Master Fund Ltd. (2)	920,000	920,000	0	*	%
Anson Investments Master Fund LP (3)	920,000	920,000	0	*
Intracoastal Capital LLC (4)	920,000	920,000	0	*
TOTAL	2,760,000	2,760,000	0	*	%

*	Less than 1%

(1)	Includes shares of Common Stock owned by the Selling Stockholders upon full exercise of all Warrants to purchase shares of Common Stock that are held by the Selling Stockholders. The April Warrants are each exercisable for one share of our Common Stock at an exercise price of $2.20 per share and the May Warrants are each exercisable for one share of Common Stock at an exercise price of $1.32 per share.

(2)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(3)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

Material Relationships with Selling Stockholders

We have had the following material relationships with the Selling Stockholders in the last three (3) years:

Registered Direct Offering

On April 11, 2019, the Company and certain institutional investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell to such investors an aggregate of 1,680,000 shares of common stock in a registered direct offering and warrants to purchase up to approximately 1,680,000 shares of the Company’s Common Stock in a concurrent private placement, for gross proceeds of approximately $3.7 million. The warrants will be exercisable immediately following the date of issuance and have an exercise price of $2.20. The warrants will expire 5 years from the earlier of the date on which the shares of Common Stock issuable upon exercise of the warrants may be sold pursuant to an effective registration statement or may be exercised on a cashless basis and be immediately sold pursuant to Rule 144. The purchase price for each share of Common Stock and the corresponding warrant is $2.20. Each warrant is subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions, but not as a result of future securities offerings at lower prices. The warrants contain a mandatory exercise right for the Company to force exercise of the warrants if the Company’s common stock trades at or above $6.60 for 20 consecutive trading days provided, among other things, that the shares issuable upon exercise of the warrants are registered or could be sold pursuant to Rule 144 and the daily trading volume exceeds 200,000 shares per trading day on each trading day in a period of 20 consecutive trading days prior to the applicable date.

On May 20, 2019, the Company and certain institutional investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell to such investors an aggregate of 1,440,000 shares of common stock in a registered direct offering and warrants to purchase up to approximately 1,080,000 shares of the Company’s Common Stock in a concurrent private placement, for gross proceeds of approximately $1.5 million. The warrants will be exercisable after 6 months of the date of issuance and have an exercise price of $1.32. The warrants will expire 5.5 years from the date of issuance. Each warrant is subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions, but not as a result of future securities offerings at lower prices. The warrants contain a mandatory exercise right for the Company to force exercise of the warrants if the Company’s common stock trades at or above $3.96 for 20 consecutive trading days provided, among other things, that the shares issuable upon exercise of the warrants are registered or could be sold pursuant to Rule 144 and the daily trading volume exceeds 200,000 shares per trading day on each trading day in a period of 20 consecutive trading days prior to the applicable date.

In addition, with the registered direct offering and warrants to purchase up to approximately 1,080,000 shares on May 20, 2019, the Company agreed to reduce the exercise of the warrants issued on April 15, 2019 from $2.20 to $1.32 (“Replacement Warrants”). However, the Company’s issuance of the Replacement Warrants had resulted in noncompliance of Nasdaq Listing Rules 5635(d)(1) and 5635(d)(2), subjecting the Company to a potential delisting from the Nasdaq Capital Market in the event the deficiency is not cured.

On August 30, 2019, the Company and the Purchasers entered into an amendment and exchange agreement (the “Exchange Agreement”), pursuant to which the Company shall issue to the Purchasers exchange warrants (the “Exchange Warrants”) to purchase up to 1,680,000 shares of Common Stock with an exercise price of $2.20 in exchange for the cancellation and termination of the Replacement Warrants.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for working capital and other general corporate purposes. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any Selling Stockholder. The Selling Stockholders will receive all of the proceeds from the sale of shares of Common Stock under the secondary offering of this prospectus. To the extent that we receive proceeds from the exercise of the April Warrants and May Warrants, we will use those proceeds to pay for the expenses of this offering and for working capital and other general corporate purposes. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

See “Plan of Distribution” elsewhere in this prospectus for more information.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Selling Shareholders’ Plan of Distribution

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation, our bylaws and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 110,000,000 shares, par value $0.001 per share, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended certificate of incorporation and bylaws, which have been filed previously with the SEC, and applicable provisions of Delaware law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of July 23, 2020, there were 68,963,229 shares of our common stock issued and outstanding, held of record by approximately 276 stockholders. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no cumulative voting rights, including with respect to the election of directors.

Subject to preferential rights with respect to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. Pursuant to Section 281 of Delaware General Corporation Law, in the event of our dissolution, the holders of common stock are entitled to the remaining assets after payment of all liabilities of the company.

Our common stock has no preemptive or conversion rights or other subscription rights.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, no shares of preferred stock were designated or issued and outstanding. Our board may fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hunter Taubman Fischer & Li LLC of New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2019 and for the fiscal year ended December 31, 2019 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company as of December 31, 2018 and for the fiscal year ended December 31, 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.summitwireless.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Common Stock in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 29, 2020;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on June 26, 2020;

●	Our Current Reports on Form 8-K, filed with the SEC on January 10, 2020, January 22, 2020, February 5, 2020, March 2, 2020, March 12, 2020, March 23, 2020, March 27, 2020, May 15, 2020, June 15, 2020 and June 30, 2020; and

●	Our Registration Statement on Form 8-A, filed with the SEC on August 12, 2013, including any amendments or reports filed for the purpose of updating the description of our common stock therein.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

TD Holdings, Inc.

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

+86 (010) 59441080

Copies of these filings are also available on our website at www.ir.imbatcar.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

TD Holdings, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

2,760,000 Shares of Common Stock underlying Warrants

Offered by Selling Stockholders

PROSPECTUS

, 2020.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$13,645
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time

Item 15. Indemnification of Officers and Directors.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(7)	To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering;

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act; and

(9)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized on July 24, 2020.

TD HOLDINGS, INC.

By:	/s/ Renmei Ouyang
Renmei Ouyang
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Jiaxi Gao and Yang An, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Renmei Ouyang	Chief Executive Officer and Chairwoman of the Board	July 24, 2020
Renmei Ouyang	(Principal Executive Officer)

/s/ Yang An	Chief Financial Officer and Secretary	July 24, 2020
Yang An	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jin Ding	Chief Product Officer	July 24, 2020
Jin Ding

/s/ Qun Xie	Chief Strategy Officer and Director	July 24, 2020
Qun Xie

/s/ Siyuan Zhu	Director	July 24, 2020
Siyuan Zhu

/s/ Weicheng Pan	Director	July 24, 2020
Weicheng Pan

/s/ Wei Sun	Director	July 24, 2020
Wei Sun

/s/ Kecen Liu	Director	July 24, 2020
Kecen Liu

/s/ Jialin Cui	Director	July 24, 2020
Jialin Cui

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on April 12, 2019)

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on May 22, 2019)

4.3	Form of Amended & Restated Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed on May 22, 2019)

4.4	Form of Exchange Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on September 3, 2019)

4.5+	Form of Indenture

4.6**	Form of Debt Securities

4.7**	Form of Warrant Agreement, if any, including form of Warrant

4.8**	Form of Preferred Stock Certificate of Designation

4.9**	Form of Right Certificate

5.1+	Opinion of Hunter Taubman Fischer & Li LLC

10.1	Letter Agreement, dated February 25, 2019, by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 12, 2019)

10.2	Form of Securities Purchase Agreement, dated April 11, 2019, by and among the Company and certain institutional investors (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on April 12, 2019)

10.3	Form of Lock-up Agreement, dated April 11, 2019, by and among the Company and certain individuals (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed on April 12, 2019)

10.4	Letter Agreement, dated May 17, 2019, by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 22, 2019)

10.5	Form of Securities Purchase Agreement, dated May 20, 2019, by and among the Company and certain institutional investors (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on May 22, 2019)

10.6	Form of Exchange Agreement dated August 30, 2019, among the Company and certain institutional investors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 3, 2019)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on May 29, 2020)

23.1*	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP

23.2*	Consent of Friedman LLP

23.2+	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)

24.1*	Power of Attorney (see signature page of this registration statement)

25.1++	Statement of Eligibility of Trustee on Form T-1

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

+	Previously filed.

++	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act